UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 18, 2021

AVALONBAY COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	1-12672 (Commission File Number)	77-0404318 (I.R.S. Employer Identification No.)

4040 Wilson Blvd., Suite 1000

Arlington, Virginia 22203

(Address of principal executive offices)(Zip code)

(703) 329-6300

(Registrant’s telephone number, including area code)

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AVB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On November 18, 2021, AvalonBay Communities, Inc. (the “Company”) closed the public offering (the “Offering”) of an aggregate of $400,000,000 principal amount of its 1.900% Senior Notes due 2028 (the “Notes”).

The Offering was made pursuant to a prospectus supplement dated November 8, 2021 and a prospectus dated February 25, 2021 relating to the Company’s registration statement on Form S-3 (File No. 333-253532) (the “Registration Statement”). In connection with the Offering of the Notes, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Deutsche Bank Securities Inc., PNC Capital Markets LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named in the Underwriting Agreement. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K.

The Notes bear interest from November 18, 2021, with interest on the Notes payable semi-annually on June 1 and December 1, beginning on June 1, 2022. The Notes will mature on December 1, 2028 unless the Company redeems them earlier.

The terms of the Notes are governed by an Indenture between the Company and The Bank of New York Mellon, as trustee (the “Trustee”) (the “2018 Indenture”), dated as of February 23, 2018, as amended by the First Supplemental Indenture between the Company and the Trustee, dated as of March 26, 2018 (the “First Supplemental Indenture”) and the Second Supplemental Indenture between the Company and the Trustee, dated as of May 29, 2018 (the “Second Supplemental Indenture,” and together with the 2018 Indenture and the First Supplemental Indenture, the “Indenture”).

The purchase price paid by the underwriters for the Notes was 99.244% of the principal amount thereof. The Notes are the Company’s senior unsecured obligations and will rank equally with all of the Company’s other unsecured and unsubordinated indebtedness from time to time outstanding. The Notes will be effectively subordinated to the Company’s and it subsidiaries’ mortgages and other secured indebtedness to the extent of the value of the collateral securing such indebtedness. The Company estimates that the net proceeds from the sale of the Notes, after deducting the underwriting discount and estimated offering expenses payable by the Company, will be approximately $396.2 million.

The Company intends to allocate an amount equal to the net proceeds from the Offering to finance or refinance, in whole or in part, one or more new or existing eligible green projects and in accordance with the International Capital Markets Association Green Bond Principles 2021, as amended from time to time, until the Company has allocated all of the net proceeds from the Offering. Pending such allocation, the Company may use the net proceeds from the Offering to reduce indebtedness outstanding under the Company’s $1,750,000,000 revolving credit facility and for general corporate purposes, which may include the acquisition, development and redevelopment of apartment communities and repayment and refinancing of other indebtedness. Pending use of the proceeds of the Offering, the Company may temporarily invest all or a portion of the net proceeds from the Offering in cash or cash equivalents and/or hold such proceeds in accordance with the Company’s internal liquidity policy.

The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the 2018 Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the form of the Notes, which are filed as Exhibits 4.1, 4.2, 4.3 and 4.4 to this Current Report on Form 8-K and are incorporated herein by reference.

In connection with the filing of the Underwriting Agreement, the Company is also filing the opinion and consent of its counsel, Goodwin Procter LLP, regarding the legality of the securities being registered as Exhibits 5.1 and 23.1 hereto, respectively, which are incorporated by reference into the Registration Statement.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

1.1	Underwriting Agreement, dated as of November 8, 2021, by and among the Company and BofA Securities, Inc., Deutsche Bank Securities Inc., PNC Capital Markets LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (filed herewith)

4.1	Indenture for Debt Securities, dated as of February 23, 2018, between the Company and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 to Form 8-K of the Company filed September 15, 2021)

4.2	First Supplemental Indenture, dated as of March 26, 2018, between the Company and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.8 to Form 10-Q of the Company filed May 4, 2018)

4.3	Second Supplemental Indenture, dated as of May 29, 2018, between the Company and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.3 to Form 8-K of the Company filed May 29, 2018)

4.4	Form of 1.900% Senior Notes Due 2028 (filed herewith)

5.1	Opinion of Goodwin Procter LLP (filed herewith)

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document) (filed herewith)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

Dated: November 18, 2021	By:	/s/ Kevin P. O’Shea
Kevin P. O’Shea
Chief Financial Officer